SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 29, 2009; (July 29, 2009)

GLEN ROSE PETROLEUM CORPORATION

(Exact name of registrant as specified in Charter)

Delaware	001-10179	87-0372864
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

One Energy Square, Suite 200

4925 Greenville Avenue, Dallas, TX 75206

(Address of Principal Executive Offices)

214-800-2663

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐  Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

This Form 8-K and other reports filed by Glen Rose Petroleum Corporation (the “Corporation”) from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, our management as well as estimates and assumptions made by our management. When used in the Filings the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions as they relate to us or our management identify forward looking statements. Such statements reflect our current view with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to our industry, operations and results of operations and any businesses that we may acquire. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item. 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 29, 2009 Joseph F. Langston submitted a letter of resignation for all officer positions with Glen Rose Petroleum Corporation and all officer and director positions with the Corporation’s subsidiaries which has been accepted.  Mr. Langston was previously the President and Chief Financial Officer of the Corporation.  A copy of the letter of resignation is attached as an exhibit to this filing.  As reported in the Corporation’s Form 8-K dated July 24, 2009, Mr. Langston resigned as a Corporation director on July 21, 2009.

On July 21, 2009, the Corporation’s Board of Directors appointed Andrew Taylor-Kimmins to serve as President of the Corporation effective upon Mr. Langston’s resignation.  That appointment is now effective.  As stated in the Corporation’s Form 8-K dated July 24, 2009, Mr. Taylor-Kimmins was also appointed as a director on July 21, 2009.  Mr. Taylor-Kimmins background and experience was described in the Corporation’s Form 8-K dated July 24, 2009 which is incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits

Exhibit 99.1	Letter from Joseph F. “Chip” Langston dated July 29, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

GLEN ROSE PETROLEUM CORPORATION

By:	/s/ ANDREW TAYLOR-KIMMINS
Andrew Taylor-Kimmins President

Dated: July 29, 2009